Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intermolecular, Inc.:

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Intermolecular, Inc. for the year ended December 31, 2017 of our report dated March 2, 2018 included in its Registration Statements on Form S-8 (No. 333-178154, 333-180169, 333-187017, 333-194464, 333-202369, 333-210427 and 333-216435) relating to the financial statements and financial statement schedules for the two years ended December 31, 2017 listed in the accompanying index.

/s/ Armanino LLP

San Ramon, California

March 2, 2018